Exhibit 23.2

CONSENT OF INDEPENDENT ENGINEERS

We hereby consent to the reference to McDaniel & Associates Consultants Ltd. under the heading “Experts” in the Registration Statement on Form F-4 of Baytex Energy Corp. and to the references to our firm, in the context in which they appear. We hereby further consent to the references to our report dated as of February 2, 2023, prepared for Baytex Energy Corp.

MCDANIEL & ASSOCIATES CONSULTANTS LTD.

/s/ Brian R. Hamm
Brian R. Hamm, P.Eng.
President & CEO

Calgary, Alberta, Canada
May 10, 2023

2000, Eighth Avenue Place, East Tower, 525 – 8 Avenue SW, Calgary AB T2P 1G1    Tel: (403) 262-5506    www.mcdan.com